                                                                  EXHIBIT 10.(a)


                               CREDIT AGREEMENT

                           dated as of June 27, 1996

                                    between

                       PHYSICIANS HEALTH SERVICES, INC.

                                      and

                        THE CHASE MANHATTAN BANK, N.A.

                               Table of Contents

ARTICLE 1  DEFINITIONS; ACCOUNTING TERMS.

     Section 1.1   Definitions
     Section 1.2   Accounting Terms
     Section 1.3   Rules of Interpretation

ARTICLE 2  THE CREDIT.

     Section 2.1   The Loans
     Section 2.2   The Note
     Section 2.3   Purpose
     Section 2.4   Borrowing Procedures
     Section 2.5   Prepayments and Conversions
     Section 2.6   Interest Periods; Renewals
     Section 2.7   Changes of Commitment
     Section 2.8   Certain Notices
     Section 2.9   Minimum Amounts
     Section 2.10  Interest
     Section 2.11  Fees
     Section 2.12  Payments Generally

ARTICLE 3  YIELD PROTECTION; ILLEGALITY; ETC.

     Section 3.1   Additional Costs
     Section 3.2   Limitation on Types of Loans
     Section 3.3   Illegality
     Section 3.4   Certain Compensation

ARTICLE 4  CONDITIONS PRECEDENT.

     Section 4.1   Initial Conditions Precedent
     Section 4.2   Additional Conditions Precedent
     Section 4.3   Deemed Representations

ARTICLE 5  REPRESENTATIONS AND WARRANTIES.

     Section 5.1   Incorporation, Good Standing and Due Qualification
     Section 5.2   Corporate Power and Authority; No Conflicts
     Section 5.3   Legally Enforceable Agreements

     Section 5.4   Litigation
     Section 5.5   Financial Statements
     Section 5.6   Ownership and Liens
     Section 5.7   Taxes
     Section 5.8   ERISA
     Section 5.9   Subsidiaries and Ownership of Stock
     Section 5.10  Credit Arrangements
     Section 5.11  Operation of Business
     Section 5.12  Hazardous Materials
     Section 5.13  No Default on Outstanding Judgments or Orders
     Section 5.14  No Defaults on Other Agreements
     Section 5.15  Labor Disputes and Acts of God
     Section 5.16  Governmental Regulation
     Section 5.17  Partnerships
     Section 5.18  No Forfeiture
     Section 5.19  Insurance
     Section 5.20  Accreditation

ARTICLE 6  AFFIRMATIVE COVENANTS.

     Section 6.1   Maintenance of Existence
     Section 6.2   Conduct of Business
     Section 6.3   Maintenance of Properties
     Section 6.4   Maintenance of Records
     Section 6.5   Maintenance of Insurance
     Section 6.6   Compliance with Laws; Payment of Taxes and Other Potential
     Charges and Priority Claims
     Section 6.7   Right of Inspection
     Section 6.8   Reporting Requirements
     Section 6.9   Accreditation

ARTICLE 7  NEGATIVE COVENANTS.

     Section 7.1   Debt
     Section 7.2   Liens
     Section 7.3   Investments
     Section 7.4   Dividends
     Section 7.5   Sale of Assets
     Section 7.6   Stock of Subsidiaries, Etc.
     Section 7.7   Transactions with Affiliates
     Section 7.8   Mergers, Etc.
     Section 7.9   Acquisitions

ARTICLE 8  FINANCIAL COVENANTS.

     Section 8.1   Minimum Net Worth
     Section 8.2   Leverage Ratio
     Section 8.3   Interest Coverage Ratio

ARTICLE 9  EVENTS OF DEFAULT.

     Section 9.1   Events of Default
     Section 9.2   Remedies


ARTICLE 10 MISCELLANEOUS

     Section 10.1  Amendments and Waivers
     Section 10.2  Usury
     Section 10.3  Expenses
     Section 10.4  Survival
     Section 10.5  Assignment; Participations
     Section 10.6  Notices
     Section 10.7  Setoff
     Section 10.8  Jurisdiction; Immunities
     Section 10.9  Table of Contents; Headings
     Section 10.10 Severability
     Section 10.11 Counterparts
     Section 10.12 Integration
     Section 10.13 Governing Law
     Section 10.14 Confidentiality
     Section 10.15 Treatment of Certain Information
     Section 10.16 Changes in Accounting Principles
     Section 10.17 Independence of Covenants
     Section 10.18 Time of the Essence
     Section 10.19 Commercial Waiver

EXHIBITS

     Exhibit A   Promissory Note
     Exhibit B   Authorization Letter
     Exhibit C   Opinion of Counsel for Borrower
     Exhibit D   Notice of Borrowing
     Exhibit E   Financial Covenants Compliance Report
     Exhibit F   Confidentiality Agreement
     Exhibit G   Form of Application Agreement for Stand by Letters of Credit


SCHEDULES

     Schedule 1.1  Municipal Earnings Gross-Up Formula
     Schedule 5.7  Taxes
     Schedule 5.8  Employment Matters
     Schedule 5.9  Subsidiaries of Borrower
     Schedule 5.10 Credit Arrangements
     Schedule 5.12 Hazardous Materials
     Schedule 5.17 Partnerships
     Schedule 5.19 Insurance
     Schedule 7.2  Liens
     Schedule 7.3  Borrower's Investment Policy

          CREDIT AGREEMENT dated as of June 27, 1996 between PHYSICIANS HEALTH SERVICES, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"), and THE CHASE MANHATTAN BANK, N.A., a national banking association organized under the laws of the United States of America (the "Bank").

          The Borrower desires that the Bank extend credit as provided herein and the Bank is prepared to extend such credit. Accordingly, the Borrower and the Bank agree as follows:


                   ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

          Section 1.1.  Definitions.  As used in this Agreement the following
                        -----------
terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):
                                                ---- -----

          "Acceptable Acquisition" means any Acquisition: (i) which has been either (A) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (B) recommended by such Board to the shareholders of such corporation; and (ii) with respect to which the following conditions are satisfied:

               (a) no Default or Event of Default exists or would result from such Acquisition;

               (b) the corporation or assets acquired involve health care and related industries;

               (c) the Borrower demonstrates that, on a combined basis with the acquired assets and/or company, in accordance with GAAP, they would have been in compliance with the financial covenants contained in Article 8 on a trailing four quarters pro forma basis as of the end of the immediately preceding fiscal quarter; and

               (d)  the Borrower remains as the surviving entity.

          "Acceptable Investments" means investments that are in compliance with the Borrower's Investment Policy as set forth in Schedule 7.3 hereto or any updated or modified Schedule 7.3 that is accepted by the Bank in its sole discretion.

          "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Borrower or any corporation which is not then a Subsidiary of the Borrower, such that such corporation would become a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of the Borrower, or causes any such corporation to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a transaction providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

          "Affiliate" means any Person: (a) which directly or indirectly Controls, or is Controlled by, or is under common Control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Borrower or any such Subsidiary; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner.

          "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

          "Applicable Margin" means, at any time and from time to time, (a) with respect to any Variable Rate Loan, a percentage per annum equal to 0.0%, and (b) with respect to any Eurodollar Loan, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

- --------------------------------------------------------------------------------
               PERFORMANCE                             APPLICABLE
                  LEVEL                                  MARGIN
                  -----                                  ------

- --------------------------------------------------------------------------------
                    I                                    0.500%
- --------------------------------------------------------------------------------
                   II                                    0.625%
- --------------------------------------------------------------------------------
                   III                                   0.750%
- --------------------------------------------------------------------------------
                   IV                                    1.000%
- --------------------------------------------------------------------------------

The Applicable Margin for Eurodollar Loans shall be determined by reference to the Performance Level in effect from time to time.

          "Applicable Measurement Date" means, with respect to any Performance Level, the most recent date on which the Borrower's calculation of the Leverage Ratio has been received and accepted by the Bank.

          "Applicable Percentage" means, at any time and from time to time, with respect to the Commitment Fee, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

- --------------------------------------------------------------------------------
               PERFORMANCE                             APPLICABLE
                  LEVEL                                  MARGIN
                  -----                                  ------

- --------------------------------------------------------------------------------
                    I                                     0.20%
- --------------------------------------------------------------------------------
                   II                                     0.20%
- --------------------------------------------------------------------------------
                   III                                    0.25%
- --------------------------------------------------------------------------------
                   IV                                     0.25%
- --------------------------------------------------------------------------------

The Applicable Percentage for the Commitment Fee shall be determined by reference to the Performance Level in effect from time to time.

          "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit B.

          "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City, and whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

          "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

          "Closing Date" means the date this Agreement has been executed by the Borrower and the Bank.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means the obligation of the Bank to make the Loans and issue its Letters of Credit under this Agreement in the aggregate principal amount of $30,000,000, as such amount may be reduced or otherwise modified from time to time.

          "Commitment Fee" has the meaning specified in Section 2.11.

          "Consolidated Subsidiary" means any Subsidiary of a Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Debt" means, with respect to any Person at any date (without duplication): (a) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services, excluding, however, (i) trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person so long as such trade accounts payable are paid within 120 days of the date the respective goods are delivered or the services are rendered and (ii) customary holdback in the payment of healthcare providers which is accrued as a current liability on such Person's financial statement; (c) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (d) all Debt of others Guaranteed by such Person; (e) all obligations of such Person as lessee under Capital Leases; (f) reimbursement obligations of such Person (whether contingent or otherwise) in respect of bankers acceptances, surety or other bonds and similar instruments (other than commercial, standby or performance letters of credit); (g) contingent obligations under swaps, derivatives, currency exchanges and similar transactions; and (h) unpaid reimbursement obligations of such Person (other than contingent obligations) in respect of commercial, standby or performance letters of credit.

          "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

          "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum equal to 2% above the Variable Rate as in effect from time to time plus the Applicable Margin (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section
2.10 hereof and, thereafter, the rate provided for above in this definition).

          "Dollars" and the sign "$" mean lawful money of the United States of America.

          "EBIT" means, for the Borrower, for any period, earnings before Interest Expense, taxes, other non-cash charges relating to the Guardian Warrant and extraordinary items (including any effect for minority interests) for the Borrower and its Consolidated

Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, for any period in which the Borrower shall certify to the Bank that its effective tax rate is lower than its statutory tax rate solely as a result of Tax-Exempt Investment Income, and not as a result of any other tax benefit (such as a tax loss carry forward, tax credit, tax sharing agreement or otherwise), EBIT for such period shall be grossed up in a manner described in
Schedule 1.1 or, if the Borrower is unable to so certify, in such other manner that the Bank may consent to in its sole discretion from time to time in writing.7

          "EBITDA" means, for the Borrower, for any period, earnings before Interest Expense, taxes, depreciation, amortization, other non-cash charges relating to the Guardian Warrant and extraordinary items (including any effect for minority interests) for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, for any period in which the Borrower shall certify to the Bank that its effective tax rate is lower than its statutory tax rate solely as a result of Tax Exempt Investment Income, and not as a result of any other tax benefit (such as a tax loss carry forward, tax credit, tax sharing agreement or otherwise), EBITDA for such period shall be grossed up in a manner described in Schedule
1.1 or, or if the Borrower is unable to so certify, in such other manner that the Bank may consent to in its sole discretion from time to time in writing.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

          "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

          "Eurodollar Base Rate" means with respect to any Interest Period for a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of the Bank two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurodollar Loan which shall be made by the Bank and outstanding during such Interest Period.

          "Eurodollar Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the Eurodollar Rate.

          "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Bank to be equal to the quotient of (i) the Eurodollar Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

          "Event of Default" has the meaning given such term in Section 9.1.

          "Facility Documents" means this Agreement, the Note, the L/C Documents, the Authorization Letter, and each of the documents, certificates or other instruments referred to in Article 4 hereof executed by or on behalf of the Borrower as well as any other documents, instrument or certificate to be delivered by the Borrower in connection with this Agreement or in connection with the documents, certificates or instruments referred to in Article 4 executed by or on behalf of the Borrower, including documents delivered in connection with any borrowing or any issuance of any Letter of Credit.

          "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 365/366 day basis of calculation, if the rate on Variable Rate Loans is so calculated) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

          "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any of its Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.5 (except for changes concurred in by the Borrower's independent public accountants).

          "Governmental Authority" shall mean any government or political subdivision or an agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Guarantee" means, for any Person, any guarantee, endorsement, contingent agreement to purchase or to furnish funds for the payment or maintenance of, or any other contingent liability on or with respect to, the Debt, other obligations, net worth, working capital or earnings of any other Person (including, without limitation, the liability of such Person in respect of the Debt of any partnership of which such person is a general partner), or the guarantee by such Person of the payment of dividends or other distributions upon the stock of any other Person, or the agreement by such Person to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling any other Person to make payment of its obligations or to assure a creditor against loss, and the verb "Guarantee" shall have a correlative meaning, provided that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. If any Guarantee relates to an obligation that is not in the nature of a Debt, then the value ascribed to such Guarantee shall be the maximum liability under such Guarantee that is estimated in good faith by the management of the Borrower.

          "Guardian Warrant" means the Stock Warrant Purchase Agreement, dated November 28, 1995 between the Borrower and The Guardian Life Insurance Company of America.

          "Interest Coverage Ratio" means, for the Borrower, as at any date, the ratio of (a) EBIT for the immediately preceding four full fiscal quarters of the Borrower (including the fiscal quarter ending on such date if such date is the last day of a fiscal quarter) to (b) Interest Expense for such period.

          "Interest Expense" shall mean, with respect to the Borrower, for any period, the sum, for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, of (a) all interest on Debt that is accrued as an expense during such period (including, without limitation, imputed interest on Capital Lease obligations), plus (b) all amounts paid,
                                                ----
accrued or amortized as an expense during such period in respect of interest rate protection agreements, minus (c) all amounts received or accrued as income
                            -----
during such period in respect of interest rate protection agreements.

          "Interest Period" means, with respect to any Eurodollar Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to Section 2.6, on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, provided that (i) each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month, and (ii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day.

          "L/C Credit" means, at any date of determination, the aggregate undrawn balance of all outstanding Letters of Credit plus the aggregate amount of each payment or disbursement made by the Bank under a Letter of Credit honoring any drawing under a Letter of Credit to the extent not reimbursed by the Borrower.

          "L/C Documents" means any application and agreement or other documents or other instruments executed or delivered by the Borrower in connection with Letters of Credit.

          "Lending Office" means, for each type of Loan, the lending office of the Bank (or of an affiliate of the Bank) designated as such for such type of Loan on its signature page hereof or such other office of the Bank (or of an affiliate of the Bank) as the Bank may from time to time specify to the Borrower as the office by which its Loans of such type are to be made and maintained.

          "Letters of Credit" means one or more standby letters of credit, each with an expiration date of up to twelve (12) months from the date of issue, issued by the Bank for the account of the Borrower as more particularly set forth in Section 2.1(b) hereof.

          "Leverage Ratio" means, for the Borrower, as at any date, on a consolidated basis, the ratio of (a) Debt of the Borrower and its Consolidated Subsidiaries as at the end of the Borrower's most recently completed full fiscal quarter to (b) EBITDA for the immediately preceding four full fiscal quarters of the Borrower (including the fiscal quarter ending on such date if such date is the last day of a fiscal quarter).

          "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, negative pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give or refrain from giving any of the foregoing.

          "Loan" means any loan made by the Bank pursuant to Section 2.1.

          "Material Adverse Effect" means (a) a material adverse effect on the business, operations, management, property, condition (financial or otherwise) or prospects of the Borrower or and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform or comply with any of the terms and conditions of this Agreement, the Note or any other Facility Document, or (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of this Agreement, the Note or any other Facility Document, or the ability of the Bank to enforce any rights or remedies under or in connection with this Agreement, the Note or any other Facility Document.

          "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Income" of the Borrower for any period means the net income
(loss) of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Net Worth" of the Borrower means, at any date of determination thereof, the excess of total assets of the Borrower and its Consolidated Subsidiaries over total liabilities of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Note" means a promissory note of the Borrower in the form of Exhibit A hereto evidencing the Loans made by the Bank hereunder.

          "Notice of Borrowing" shall mean the notice of borrowing required by
Section 4.2.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Performance Level" means Performance Level I, Performance Level II, Performance Level III or Performance Level IV, as appropriate.

          "Performance Level I" means, at any Applicable Measurement Date, the Leverage Ratio is less than 1.0 to 1.0.

          "Performance Level II" means, at any Applicable Measurement Date, (a) the Performance Level does not meet the requirements of Performance Level I, and
(b) the Leverage Ratio is less than 2.0 to 1.0.

          "Performance Level III" means, at any Applicable Measurement Date, (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II, and (b) the Leverage Ratio is less than 2.5 to 1.0.

          "Performance Level IV" means, at any Applicable Measurement Date, (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III, and (b) the Leverage Ratio is greater than or equal to 2.5 to 1.0.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Prime Rate" means that rate of interest from time to time announced by the Bank at its principal office as its prime commercial lending rate.

          "Principal Office" means the principal office of the Bank, presently located at One Chase Manhattan Plaza, New York, New York 10082.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

          "Regulatory Change" means, with respect to the Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

          "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.1 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

          "Subsidiary" means, with respect to any Person, any corporation or other entity (a) of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person or (b) with respect to which such Person otherwise possesses Control.

          "Tax-Exempt Investment Income" means non-taxable municipal earnings and the tax exempt portion of dividends received in respect of preferred stock.

          "Termination Date" means June 27, 2001; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day) or (ii) the earlier date of termination in whole of the Commitments pursuant to Section 2.7 or Section 9.2.

          "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

          "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day.

          "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

          Section 1.2.  Accounting Terms.  All accounting terms not specifically
                        ----------------
defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

          Section 1.3.  Rules of Interpretation.
                        ------------------------

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any amendment or modification to such law.

               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) The words "include", "includes" and "including" are not limiting.

               (f) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in New York, have the meanings assigned to them therein.

               (g) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

               (h) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                            ARTICLE 2.  THE CREDIT.

          Section 2.1.  The Loans; Letters of Credit.
                        ----------------------------

               (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make loans (the "Loans") to the Borrower from time to time from and including the date hereof to and including the Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding, the amount by which the (i) the Commitment exceeds (ii) the aggregate amount of L/C Credits. The Loans may be outstanding as Variable Rate Loans or Eurodollar Loans (each a "type" of Loans). Each type of Loans shall be made and maintained at the Bank's Lending Office for such type of Loans.

               The Loans shall be due and payable on the Termination Date.

               (b)  Subject to the terms and conditions of this Agreement, the Bank agrees, for the account of the Borrower from time to time during the period from the date hereof until the Termination Date, to issue Letters of Credit, provided, however, that the aggregate amount of all L/C Credits may not
        --------  -------
exceed at any time the lesser of (i) $ Ten Million Dollars ($10,000,000) or (ii) the amount by which the Commitment exceeds the aggregate principal amount of all outstanding Loans. All payments in respect of a Letter of Credit issued by the Bank will be due and payable in accordance with the terms of this Agreement and the L/C Documents relating to such issuance.

               Notwithstanding anything to the contrary herein, no Letter of Credit shall have an expiry date later than five (5) days prior to the Termination Date.

          Section 2.2.  The Note.  The Loans of the Bank shall be evidenced by a
                        --------
single promissory note in favor of the Bank in the form of Exhibit A, dated the date of this Agreement, duly completed and executed by the Borrower.

          Section 2.3.  Purpose.  The Borrower shall use the proceeds of the
                        -------
Loans for general corporate purchases, including for the purchase and renovation of 1 Far Mill Road, Shelton, Connecticut, and for acquisitions. The Borrower shall use the Letters of Credit in connection with general corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U, except for the repurchase of the Borrower's outstanding common stock, which shall be done in compliance with Regulation U.

          Section 2.4.  Borrowing Procedures.  The Borrower shall give the Bank
                        --------------------
notice of each borrowing to be made hereunder as provided in Section 2.8. Not later than 1:00 p.m. New York City time on the date of such borrowing, the Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Borrower, in immediately available funds, by the Bank crediting an account of the Borrower designated by the Borrower and maintained with the Bank at the Lending Office. Each Letter of Credit shall be issued by the Bank upon completion of an application and agreement substantially in the form of Exhibit G for standby Letters of Credit, together with any additional documentation necessary or desirable to the Bank, on the third Banking Day after the completion and receipt by the Bank of such documentation. Each Letter of Credit shall be in a form, and to a beneficiary, approved by the Bank in its sole discretion.

          Section 2.5.  Prepayments and Conversions.  The Borrower shall have
                        ---------------------------
the right to make prepayments of principal, or to convert one type of Loans into another type of Loans, at any time or from time to time; provided that: (a) the Borrower shall give the Bank notice of each such prepayment or conversion as provided in Section 2.8; and (b) if any Eurodollar Loans are prepaid or converted other than on the last day of an Interest Period for such Loans, then the Borrower shall compensate the Bank as provided in Section 3.4.

          Section 2.6.  Interest Periods; Renewals.
                        --------------------------

               (a) In the case of each Eurodollar Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.1, subject to the following limitations: (i) no Interest Period may extend beyond the Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; and (iii) no more than five Interest Periods may be outstanding at any one time.

               (b) Upon notice to the Bank as provided in Section 2.8, the Borrower may renew any Eurodollar Loan on the last day of the Interest Period therefor as the same type of Loans with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Bank of such a renewal, such Eurodollar Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period.

          Section 2.7.  Changes of Commitment.
                        ---------------------

               (a)  Optional Reductions.  The Borrower shall have the right
                    -------------------
to reduce or terminate the amount of unused Commitment at any time or from time to time, provided that: (a) the Borrower shall give notice of each such reduction or termination to the Bank as provided in Section 2.8; and (b) each partial reduction shall be in an aggregate amount that is an integral multiple of $1,000,000 and at least equal to $5,000,000. The Commitment once reduced or terminated may not be reinstated without the written agreement of the Bank in its sole discretion.

               (b)  Additional Collateral Following Termination.  At any time
                    -------------------------------------------
that the Commitment is terminated pursuant to Section 9.2 or otherwise, the Borrower shall furnish the Bank for deposit in a cash collateral account maintained at the Bank adequate cash reserves for the benefit of the Bank on the Termination Date in the amount of any Letters of Credit then outstanding which have a tenor which extends beyond the Termination Date, or must otherwise provide for a financial institution acceptable to the

Bank to (x) issue a letter of credit in form and substance satisfactory to the Bank naming the Bank as "beneficiary" therein, or, at the option of the Bank,
(y) otherwise indemnify the Bank against loss in connection with outstanding Letters of Credit, pursuant to indemnification documentation in form and substance satisfactory to the Bank.

          Section 2.8.  Certain Notices.  Notices by the Borrower to the Bank of
                        ---------------
each borrowing pursuant to Section 2.4, and each prepayment or conversion pursuant to Section 2.5 and each renewal pursuant to Section 2.6(b), and each reduction or termination of the Commitment pursuant to Section 2.7 shall be irrevocable and shall be effective only if received by the Bank not later than 11:00 a.m. New York City time, and (a) in the case of borrowings and prepayments of, conversions into and (in the case of Eurodollar Loans) renewals of (i) Variable Rate Loans, given on the Banking Day therefor; (ii) Eurodollar Loans, given three Banking Days prior thereto; (b) in the case of reductions or termination of the Commitment, given three Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.9) and type of the Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a Eurodollar Loan, the Interest Period therefor) and the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitment to be reduced or terminated.

          Section 2.9.  Minimum Amounts.  Except for borrowings in respect of
                        ---------------
Variable Rate Loans which exhaust the full remaining amount of the Commitment, and for prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or conversions made pursuant to Section 3.1(b), each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount at least equal to (a) $1,000,000 for Variable Rate Loans, and (b) $3,000,000 and integral multiples of $1,000,000 in excess thereof for Eurodollar Loans (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest Period).

          Section 2.10.  Interest.
                         --------

               (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus the Applicable Margin and (ii) for a Eurodollar Loan, at a fixed rate equal to the Eurodollar Rate plus the Applicable Margin. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under the Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate. After the occurrence of an Event of Default other than payment defaults described in the preceding sentence, then the Bank may, by written notice to the Borrower, increase the interest rate hereunder during the continuance of such Event of Default to the Default Rate, effective on the date of such notice.

               (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 365 (or, in the case of a leap year, 366) days for the actual number of days elapsed. Interest on each Eurodollar Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Bank shall notify the Borrower.

               (c) Accrued interest shall be due and payable in arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each March, June, September and December, commencing the first such date after such Loan; (ii) for each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Bank.

          Section 2.11.  Fees.
                         ----

               (a)  Commitment Fee.  The Borrower shall pay to the Bank a
                    --------------
commitment fee (the "Commitment Fee") for the period from and including the date hereof to the Termination Date, payable in arrears upon any reduction or termination of the Commitment and on the last day of each March, June, September and December, commencing on the first such date after the Closing Date, on the daily average unused Commitment of the Bank for the period for which payment is made, at a rate per annum equal to the Applicable Percentage, calculated on the basis of a year of 365 (or, in a leap year, 366) days for the actual number of days elapsed.

               (b)  Letters of Credit.  For each Letter of Credit, the Borrower
                    -----------------
shall: (i) pay to the Bank its standard charges for issuing said letter of credit and for any draws under said letter of credit and (ii) an amount equal to x] a percentage per annum equal to the Applicable Margin in effect from time to time for Eurodollar Loans (based upon a year of three hundred sixty (360) days elapsed), multiplied by (y) the maximum aggregate amount available to be drawn, to be paid quarterly in arrears. The Borrower will further pay to the Bank, on demand, all other charges, costs and expenses paid or incurred by the Bank in connection with any Letter of Credit, and interest where chargeable, including fees and charges of counsel and costs allocated by the Bank's internal legal department in connection with the preparation, performance or enforcement of any Letter of Credit.


          Section 2.12.  Payments Generally.  All payments under this Agreement
                         ------------------
or the Note shall be made in Dollars in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to an account designated by the Bank and maintained at the Lending Office of the Bank. The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Bank. The Borrower shall, at the time of making each payment under this Agreement or the Note, specify to the Bank the principal or other amount payable by the Borrower under this Agreement or the Note to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Bank may apply such payment as it may elect in its sole discretion ). If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension.


                ARTICLE 3.  YIELD PROTECTION; ILLEGALITY; ETC.

          Section 3.1.  Additional Costs.
                        ----------------

               (a) The Borrower shall pay to the Bank from time to time on demand such amounts as the Bank may determine to be necessary to compensate it for any costs which the Bank determines are attributable to its making or maintaining any Eurodollar Loans under this Agreement or the Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Note in respect of any of such Loans (other than taxes imposed on the overall net income of the Bank or of its Lending Office for any of such Loans by the jurisdiction in which the principal office or such Lending Office is located); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.1); or
(iii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities). The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 3.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

               (b) Without limiting the effect of the foregoing provisions of this Section 3.1, in the event that, by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to the Borrower, the obligation of the Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect and on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such type, the Borrower shall either prepay such Loans or such Loans shall convert into Variable Rate Loans.

               (c) Without limiting the effect of the foregoing provisions of this Section 3.1 (but without duplication), the Borrower shall pay directly to the Bank from time to time on request such amounts as the Bank may determine to be necessary to compensate the Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any Governmental Authority or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 3.1(c) as promptly as practicable after it determines to request such compensation.

               (d) Determinations and allocations by the Bank for purposes of this Section 3.1 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate the Bank under this Section 3.1, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and consistent with the Bank's policy towards loans of like type and having substantially similar provisions as contained in this Section 3.1.

          Section 3.2.  Limitation on Types of Loans.  Anything herein to the
                        ----------------------------
contrary notwithstanding, if:

               (a) the Bank determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Eurodollar Loans as provided in this Agreement; or

               (b) the Bank determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.1 upon the basis of which the rate of interest for Eurodollar Loans is to be determined do not adequately cover the cost to the Bank of making or maintaining such Loans;

then the Bank shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Bank shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, prepay such Loans or such Loans shall convert into Variable Rate Loans.

          Section 3.3.  Illegality.  Notwithstanding any other provision in this
                        ----------
Agreement, in the event that it becomes unlawful for the Bank or its Lending Office to (a) honor its obligation to make or renew Eurodollar Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Eurodollar Loans hereunder, then the Bank shall promptly notify the Borrower thereof and the Bank's obligation to make or renew Eurodollar Loans and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as the Bank may again make, renew, or convert and maintain such affected Loans and the Borrower shall, on the last day(s) of the current Interest Period(s) for the outstanding Eurodollar Loans (or on such earlier date as the Bank may specify to the Borrower), either prepay such Loans or convert such Loans into Variable Rate Loans.

          Section 3.4  Certain Compensation.  The Borrower shall pay to the Bank
                       --------------------
, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense which the Bank determines is attributable to:

               (a) any payment, prepayment, conversion or renewal of a Eurodollar Loan made by the Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

               (b) any failure by the Borrower to borrow, convert into or renew a Eurodollar Loan to be made, converted into or renewed by the Bank on the date specified therefor in the relevant notice under Section 2.4, 2.5 or 2.6, as the case may be.

          Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by the Bank) the Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of the Bank as to the amounts payable pursuant to this Section 3.4 shall be conclusive absent manifest error.


                       ARTICLE 4.  CONDITIONS PRECEDENT.

          Section 4.1.  Initial Conditions Precedent.  The obligation of the
                        ----------------------------
Bank to make the Loans or to issue any Letter of Credit constituting the initial borrowing are subject to the condition precedent that the Bank shall have received on or before the date of such Loans or such issuance of any Letter of Credit each of the following, in form and substance satisfactory to the Bank and its counsel, or, with respect to non-documentary conditions precedent, that the Bank shall have determined that such conditions shall have been satisfied on or before the date of such Loans or such issuance of any Letter of Credit:

               (a)  the Note duly executed by the Borrower;

               (b)  the Authorization Letter duly executed by the Borrower;

               (c) certified copies of requests for information identifying all of the financing statements on file with respect to the Borrower or any Subsidiary in all jurisdictions in which the Borrower has operations;

               (d) a favorable opinion of counsel for the Borrower, dated the Closing Date, in substantially the form of Exhibit C and as to such other matters as the Bank may reasonably request;

               (e) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement and certifying true copies of the certificate of incorporation, by-laws and other organizational documents of the Borrower;

               (f) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

               (g) a certificate of good standing for the Borrower from the Secretary of State of each jurisdiction in which the Borrower is qualified to do business;

               (h) payment by the Borrower to the Bank of all reasonable expenses and fees incurred by the Bank;

               (i) any and all licenses required by the Borrower or any of its Subsidiaries to conduct its respective existing business; and

               (j) satisfactory review of all environmental matters, including reviews of Phase I and, if applicable, Phase II, environmental audits with respect to the Shelton, Connecticut property to be acquired.

          Section 4.2.  Additional Conditions Precedent.  The obligation of the
                        -------------------------------
Bank to make any Loans pursuant to a borrowing which increases the amount outstanding hereunder (including the initial borrowing) or to issue any Letters of Credit shall be subject to the further conditions precedent that on the date of such Loans or the issuance of such Letters of Credit:

               (a)  the following statements shall be true:

                         (i)    the representations and warranties contained in
Article 5 herein, and in each other Facility Document, are true and correct on and as of the date of such Loan or such issuance of a Letter of Credit as though made on and as of such date; and

                         (ii)   no Default or Event of Default has occurred and
is continuing, or would result from such Loan or issuance of Letter of Credit;
and

                         (iii)   there has been no change in the business,
management, operations, properties, prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries since the Closing Date which has had, or could reasonably be expected to have, a Material Adverse Effect;

               (b) the Borrower shall have delivered to the Bank a Notice of Borrowing in substantially the form of Exhibit D;

               (c) in the case of the issuance of a Letter of Credit, as of the date of issuance of such Letter of Credit, no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to restrain the Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Bank and no request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any Governmental Authority with jurisdiction over the Bank shall prohibit or request the Bank to refrain from the issuance of letters of credit generally or the issuance of such Letter of Credit; and

               (d) the Bank shall have received such approvals, opinions or documents as the Bank may reasonably request.

          Section 4.3.  Deemed Representations.  Each Notice of Borrowing
                        ----------------------
hereunder and acceptance by the Borrower of the proceeds of such borrowing shall constitute a representation and warranty that the statements contained in
Section 4.2(a) are true and correct both on the date of such notice and, unless the Borrower otherwise notifies the Bank prior to such borrowing, as of the date of such borrowing.


                  ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

          The Borrower hereby represents and warrants that:

          Section 5.1.  Incorporation, Good Standing and Due Qualification.
                        --------------------------------------------------
Each of the Borrower and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have, and could not reasonably be expected to have, a Material Adverse Effect.

          Section 5.2.  Corporate Power and Authority; No Conflicts.  The
                        -------------------------------------------
execution, delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; or (f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          Section 5.3.  Legally Enforceable Agreements.  Each Facility Document
                        ------------------------------
to which the Borrower is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general equity principles.

          Section 5.4.  Litigation.  There are no actions, suits or proceedings
                        ----------
pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any Governmental Authority, which, in any one case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          Section 5.5.  Financial Statements.  The consolidated balance sheet of
                        --------------------
the Borrower and its Consolidated Subsidiaries as at December 31, 1995, and the related consolidated income statement and statements of cash flows and stockholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying notes, together with the report thereon, of Ernst & Young, LLP, independent certified public accountants, and the interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 1995, and the related consolidated income statement and statements of cash flows and stockholders' equity for the three month period then ended, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments in the case of the interim financial statements and notes not typically contained in interim statements), except as noted therein. There are no liabilities of the Borrower or any of its Consolidated

Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1995. No information, exhibit or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. Since December 31, 1995, there has been no change in the condition (financial or otherwise), business, operations or prospects of the Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect.

          Section 5.6.  Ownership and Liens.  The Borrower and its Consolidated
                        -------------------
Subsidiaries have title to, or valid leasehold interests in, all of their respective properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 5.5 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder.

          Section 5.7.  Taxes. All tax and other information returns required to
                        -----
be filed by or on behalf of the Borrower and its Subsidiaries have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower or any of its Subsidiaries or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith and by appropriate proceedings, and in each case adequate reserves and provisions for taxes on the books of the Borrower and each of its Subsidiaries are adequate for all open years and for its current fiscal period. The Borrower and its Subsidiaries do not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal, state and local and foreign income tax liabilities of the Borrower have been finally determined by the Internal Revenue Service and other relevant taxing authorities, or the time for audit has expired, for all fiscal periods ending on or prior to December 31, 1991 and all such liabilities (including all deficiencies assessed following audit) have been satisfied. Neither the Borrower, nor its Subsidiaries nor any of their respective consolidated return groups has at any time filed a consolidated tax return with any Person other than the Borrower and its Subsidiaries, except as set forth in
Schedule 5.7. Schedule 5.7 describes all tax sharing arrangements or agreements to which the Borrower or any of its Subsidiaries is bound.

          Section 5.8.  ERISA.
                        -----

               (a) Schedule 5.8 sets forth a correct and complete list of all bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, or retirement plan, program, agreement or arrangement, and each other Plan or Multiemployer Plan with respect to the employees of the Borrower and its ERISA Affiliates, not otherwise filed as an exhibit to the Borrower's 1995 Form 10-K.

               (b) Each Plan, and, to the best knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Bank in accordance with
Section 6.8(h) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded", which for purposes of this Section 5.8 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of the Borrower, no Plan has ceased being fully funded as of the date these representations are made with respect to any Loan or issuance of any Letter of Credit under this Agreement.

          Section 5.9.  Subsidiaries and Ownership of Stock. Schedule 5.9 is a
                        -----------------------------------
complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. Except as described therein, all of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens.

          Section 5.10. Credit Arrangements.  Schedule 5.10 is a complete and
                        -------------------
correct list of all credit agreements, indentures, purchase agreements, Guarantees, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated, excluding trade payables in the ordinary course of business; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

          Section 5.11. Operation of Business.  Each of the Borrower and its
                        ---------------------
Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its respective business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing, except where such violation is not reasonably expected to have a Material Adverse Effect.

          Section 5.12. Hazardous Materials.  The Borrower and each of its
                        -------------------
Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not reasonably be expected to have a Material Adverse Effect.

          In addition, except as set forth in Schedule 5.12 hereto:

               (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. 9601(22) ("Release"), of any substance regulated
                                           -------
under Environmental Laws ("Hazardous Materials") generated by the Borrower or
                           -------------------
any of its Subsidiaries.

               (b) Neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect.

               (c) Except to the extent that it has not had, and could not reasonably be expected to have, a Material Adverse Effect:

                         (i)    no PCB is or has been present at any property
now or previously owned or leased by the Borrower of any of its Subsidiaries;

                         (ii)   no asbestos is or has been present at any
property now or previously owned or leased by the Borrower of any of its Subsidiaries;

                         (iii)  there are no underground storage tanks for
Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Borrower of any of its Subsidiaries;

                         (iv)   no Hazardous Materials have been Released, in a
reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower of any of its Subsidiaries.

               (d) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System as provided by 40 C.F.R. 300.5 ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

               (e) No Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location other than those listed in Schedule 5.12 hereto.

               (f) No oral or written notification of a Release of a Hazardous material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

               (g) There are no Liens arising under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

               (h) There have been no environmental investigations, studies, audits, test, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been made available to the Bank.

          Section 5.13. No Default on Outstanding Judgments or Orders. Each of
                        ---------------------------------------------
the Borrower and its Subsidiaries has satisfied all judgments applicable to it, and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority applicable to it.

          Section 5.14. No Defaults on Other Agreements.  Neither the Borrower
                        -------------------------------
nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

          Section 5.15. Labor Disputes and Acts of God. Neither the business
                        ------------------------------
nor the properties of the Borrower or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or public enemy or other casualty (whether or not covered by insurance), that could reasonably be expected to have a Material Adverse Effect.

          Section 5.16. Governmental Regulation.  Neither the Borrower nor any
                        -----------------------
of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting the Borrower's ability to incur indebtedness for money borrowed as contemplated hereby.

          Section 5.17. Partnerships.  Except as set forth in Schedule 5.17,
                        ------------
neither the Borrower nor any of its Subsidiaries is a partner in any partnership.

          Section 5.18. No Forfeiture.  Neither the Borrower nor any of its
                        -------------
Subsidiaries or Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

          Section 5.19. Insurance. The Borrower maintains through itself or its
                        ---------
Subsidiaries or through financially sound and reputable insurers not related to or affiliated with the Borrower insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. It is understood that the Borrower shall be self-insured only for casualty coverage normally covered by a builder's risk policy or endorsement, not liability. Schedule 5.19 sets forth a complete and correct list and brief description of all insurance currently maintained by or on respect of the Borrower, setting forth the identity of the insurance carrier, the type of coverage, the amount of coverage and the deductible. There are no claims, actions, suits, proceedings against, arising under or based upon any of such insurance policies except as set forth in Schedule 5.19. Schedule 5.19 identifies each insurance policy providing for a retrospective premium adjustment or other change in compensation payable to the insurer on the basis of claim or loss experience, and describes any liability the Borrower has in respect of such matters.

          Section 5.20. Licenses.  Each Subsidiary of the Borrower that
                        --------
operates as a commercial health maintenance organization is duly licensed as such in each jurisdiction in which such license is necessary and there exists no proceeding or other action challenging any such license. The Borrower and each of its Subsidiaries possess all other licenses as are necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted and there exists no proceeding or other action challenging any such licenses.


                       ARTICLE 6. AFFIRMATIVE COVENANTS.

          So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower shall:

          Section 6.1.  Maintenance of Existence.  Preserve and maintain, and
                        ------------------------
cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have, and could not reasonably be expected to have, a Material Adverse Effect.

          Section 6.2.  Conduct of Business.  Continue, and cause each of its
                        -------------------
Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

          Section 6.3.  Maintenance of Properties.  Maintain, keep and preserve,
                        -------------------------
and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

          Section 6.4.  Maintenance of Records.  Keep, and cause each of its
                        ----------------------
Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Subsidiaries.

          Section 6.5.  Maintenance of Insurance.  Maintain either through
                        ------------------------
itself or its Subsidiaries or with financially sound and reputable insurers, insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated as is satisfactory from time to time to the Bank, which insurance shall in any event not provide for a materially lower level of coverage than the insurance referred to in
Section 5.19 in effect on the Closing Date. Further, the Borrower shall (a) furnish to the Bank from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Bank may request and (b) provide such other insurance and endorsements as are required by this Agreement and the other Facility Documents.

          Section 6.6.  Compliance with Laws;  Payment of Taxes and Other
                        -------------------------------------------------
Potential Charges and Priority Claims.  Comply, and cause each of its
- -------------------------------------
Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, the payment or discharge

               (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

               (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

               (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Borrower need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and
(y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

          Section 6.7.  Right of Inspection.  At any reasonable time and from
                        -------------------
time to time, permit the Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants, and to conduct an audit of the Borrower.

          Section 6.8.  Reporting Requirements.  Furnish directly to the Bank:
                        ----------------------

               (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statements of cash flows and stockholders' equity of the Borrower and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and accompanied by a report thereon acceptable to the Bank by Ernst & Young, LLP or other independent auditors of national standing selected by the Borrower;

               (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated income statement and statements of cash flows and stockholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the chief financial officer of the Borrower (subject to year-end adjustments);

               (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a certificate substantially in the form of Exhibit E of the chief financial officer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 8;

               (d) simultaneously with the delivery of the annual financial statements referred to in Section 6.8(a), a certificate of the independent auditors who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

               (e) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could have a Material Adverse Effect;

               (f) as soon as possible and in any event within 10 days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

               (g) as soon as possible, and in any event within ten days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                         (i)    any reportable event, as defined in Section
4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under
Section 412(d) of the Code for any Plan;

                         (ii)   the distribution under Section 4041 of ERISA of
a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                         (iii)  the institution by PBGC of proceedings under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                         (iv)    the complete or partial withdrawal from a
Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                         (v)     the institution of a proceeding by a fiduciary
or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                         (vi)    the adoption of an amendment to any Plan that
pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                         (vii)   any event or circumstance exists which may
reasonably be expected to constitute grounds for the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

                         (viii)  the Unfunded Benefit Liabilities of one or more
Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrower and its Subsidiaries, on a consolidated basis; provided, however, that such increase shall not be deemed to be material so long as it does not exceed the Unfunded Benefit Liabilities of one or more Plans equal or exceed $2,500,000 in the aggregate;

               (h) promptly after the request of the Bank, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or an ERISA Affiliate;

               (i) promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 6.8;

               (j) as soon as available and in any event within three (3) Banking Days after filing the same with the Securities and Exchange Commission, but in no event later than 50 days after the end of each fiscal quarter of the Borrower, a true and complete copy of the Borrower's Form 10-Q;


               (k) as soon as available and in any event within three (3) Banking Days after filing the same with the Securities and Exchange Commission, but in no event later than 110 days after the end of each fiscal year of the Borrower, a true and complete copy of the Borrower's Form 10-K;

               (i) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, which the Borrower or any such Subsidiary files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

               (m) promptly after the commencement thereof or promptly after the Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

               (n) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Bank may from time to time reasonably request.

          Section 6.9.  Licensing.  Cause each Subsidiary which is licensed as a
                        ---------
health maintenance organization to maintain its license as a health maintenance organization in each jurisdiction in which it is licensed as of the Closing Date and each other jurisdiction in which it becomes, or is required under applicable law to become, licensed after the Closing Date, and maintain, and cause its Subsidiaries to maintain, all other licenses as are necessary to conduct their respective businesses substantially as now conducted and as proposed to be conducted.


                        ARTICLE 7. NEGATIVE COVENANTS.

          So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower shall not:

          Section 7.1.  Debt.  Create, incur, assume or suffer to exist, or
                        ----
permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

               (a)  Debt of the Borrower under this Agreement or the Note;

               (b) Debt described in Schedule 5.10, including renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase;

               (c) Debt of the Borrower subordinated on terms satisfactory to the Bank to the Borrower's obligations under this Agreement and the Note;

               (d) Debt of the Borrower to any such Subsidiary or of any Subsidiary to the Borrower or another such Subsidiary;

               (e) Debt in respect of standby letters of credit issued for the account of the Borrower or any such Subsidiary in an aggregate face amount outstanding at any time of up to $10,000,000;

               (f) Debt of any Person which becomes a Subsidiary of the Borrower in connection with any Acceptable Acquisition permitted by Section 7.9 or Debt which is acquired and assumed by the Borrower or any of its Subsidiaries in connection with an Acceptable Acquisition permitted by Section 7.9; provided
                                                                       --------
that such Debt was in existence and outstanding prior to and on the date that such Person became a Subsidiary or such Acceptable Acquisition was consummated, and such Debt was not created in contemplation of such Person becoming a Subsidiary or such Acceptable Acquisition being consummated, and any renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase; and provided, further, however, that the Debt permitted by
                       --------  -------  -------
this subsection (f) shall not (i) cause the Borrower to exceed the limitations contained in subsections (e) of this Section 7.1 or (ii) cause the Borrower to exceed the limitation contained in subsection (h) of this Section 7.1 after recalculating such amounts on a consolidated basis with the acquired Debt and the acquired business or Person;

               (g) Debt of the Borrower or any such Subsidiary secured by purchase money Liens permitted by Section 7.2;

               (h) Other Debt of the Borrower not to exceed (i) $10,000,000, less (ii) Debt permitted by subsection (f) of this Section 7.1;

          Section 7.2.  Liens.  Create, incur, assume or suffer to exist, or
                        -----
permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

               (a) Liens in favor of the Bank securing the Loans or L/C Credits hereunder;

               (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

               (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

               (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

               (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

               (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

               (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

               (h) Liens securing obligations of such a Subsidiary to the Borrower or another such Subsidiary;

               (i) Liens securing Debt existing on the Closing Date as set forth in Schedule 7.2;

               (j)  Liens securing Debt permitted under Section 7.1(f), provided
                                                                        --------
that such Liens only affect property acquired in connection with the Acceptable Acquisition pursuant to which such Debt was incurred;

               (k) purchase money Liens on any property heretofore or hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                         (i)    any property subject to any of the foregoing is
acquired by the Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

                         (ii)   the obligation secured by any Lien so created,
assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Subsidiary acquiring the same;

                         (iii)  each such Lien shall attach only to the property
so acquired and fixed improvements thereon;

                         (iv)   the Debt secured by all such Liens shall not
exceed $10,000,000 at any time outstanding in the aggregate;

                         (v)    the obligations secured by such Lien are
permitted by the provisions of Section 7.1.

          Section 7.3.  Investments.  Make, or permit any of its Subsidiaries to
                        -----------
make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (a) Acceptable Investments; (b) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any such Subsidiary; (c) for other investments (including minority interests in joint ventures, partnerships and other Persons) not exceeding $20,000,000 in the aggregate for all such investments; (d) any Acceptable Acquisition permitted by Section 7.9.

          Section 7.4.  Sale of Assets.  Sell, lease, assign, transfer or
                        --------------
otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests); except: (a) for inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business; (c) that any such Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower or another Subsidiary; and (d) the sale or other disposition of assets in any fiscal year with an aggregate value not exceeding ten percent (10%) of the consolidated assets of the Borrower and its Subsidiaries for the immediately preceding fiscal year.

          Section 7.5.  Stock of Subsidiaries, Etc.  Sell or otherwise dispose
                        --------------------------
of any shares of capital stock of any of its Subsidiaries, except in connection with a transaction permitted under Section 7.8 or shares of PHS of New Jersey, Inc. previously committed to Mastercare, Inc., or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

          Section 7.6.  Transactions with Affiliates.  Enter into any
                        ----------------------------
transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would it obtain in a comparable arm's length transaction with a Person not an Affiliate.

          Section 7.7.  Mergers, Etc.  Merge or consolidate with, or sell,
                        ------------
assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so except that: (a) any such Subsidiary may merge into or transfer assets to the Borrower; (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary; (c) the Borrower may effect any Acceptable Acquisition permitted by
Section 7.9.

          Section 7.8.  Acquisitions.  Make any Acquisition other than an
                        ------------
Acceptable Acquisition.


                        ARTICLE 8. FINANCIAL COVENANTS.

          So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement:

          Section 8.1.  Minimum Net Worth.  The Borrower shall maintain at all
                        -----------------
times, as measured at the end of each fiscal quarter of the Borrower, a Net Worth of not less than (a) $87,105,000, plus (b) the greater of zero (0) or 50% of cumulative Net Income after December 31, 1995.

          Section 8.2.  Leverage Ratio.  The Borrower shall maintain at all
                        --------------
times, as measured at the end of each fiscal quarter of the Borrower, a Leverage Ratio of not greater than 3.0 to 1.0.

          Section 8.3.  Interest Coverage Ratio.  The Borrower shall maintain an
                        -----------------------
Interest Coverage Ratio, as measured at the end of each fiscal quarter of the Borrower, of not less than 3.0 to 1.0 at any time.


                         ARTICLE 9. EVENTS OF DEFAULT.

          Section 9.1.  Events of Default.  Any of the following events shall be
                        -----------------
an "Event of Default":

               (a) the Borrower shall: (i) fail to pay the principal of the Note as and when due and payable; or (ii) fail to pay interest on the Note or any fee or other amount due hereunder as and when due and payable and such failure shall continue for three (3) days;

               (b) any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

               (c) the Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.3, Section 6.8 or Articles 7 or 8; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to in clause (i) or elsewhere in this Section 9.1) in any Facility Document and such failure shall continue for 30 consecutive days after written notice of such Default has been given by the Bank or the Borrower to the other party;

               (d) the Borrower or any of its Subsidiaries shall: (i) fail to pay any Debt in an amount in excess of $2,500,000 in the aggregate, including but not limited to Debt for borrowed money (other than the payment obligations described in (a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

               (e) the Borrower or any of its Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets having a value of greater than $500,000 may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 7.2 (b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

               (f) one or more judgments, decrees or orders for the payment of money in excess of $2,500,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

               (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Borrower is under an obligation to furnish a report to the Bank in accordance with Section 6.8(h) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of the Bank is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower and its Subsidiaries, on a consolidated basis; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not exceed in the aggregate $2,500,000;

               (h) the Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material (as specified in Section 9.1(g) hereof);

               (i) there shall occur any non-compliance with any laws or regulations pertaining to health maintenance organizations, where such non-compliance has had, or could reasonably be expected to have, a Material Adverse Effect; or

               (j) this Agreement or any other Facility Document or term or provision hereof or thereof shall cease to be in full force and effect (except in accordance with the express terms of such document), or the Borrower shall, or purport to, terminate (except in accordance with the terms of such document), repudiate, declare voidable or void or otherwise contest, this Agreement or any Facility Document or any other term hereof or thereof or any obligation or liability of the Borrower hereunder or thereunder.

          Section 9.2.  Remedies.  If any Event of Default shall occur and be
                        --------
continuing, the Bank shall, by notice to the Borrower, (a) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and
(b) declare the outstanding principal of the Note, all interest thereon and all other amounts payable under this Agreement and the Note to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and all outstanding Letters of Credit will be immediately collateralized in accordance with Section 2.7 (b); provided that, in the case of an Event of Default referred to in Section 9.1(e) above, the Commitment shall be immediately terminated, and the Note, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.


                          ARTICLE 10. MISCELLANEOUS.

          Section 10.1. Amendments and Waivers.  Except as otherwise expressly
                        ----------------------
provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower and the Bank, and any provision of this Agreement may be waived by the Borrower and the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 10.2. Usury.  Anything herein to the contrary notwithstanding,
                        -----
the obligations of the Borrower under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

          Section 10.3. Expenses; Indemnification.  The Borrower shall reimburse
                        -------------------------
the Bank on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Bank and costs allocated by its internal legal department) incurred by the Bank in connection with the preparation, performance, or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or the Note. The Borrower agrees to indemnify the Bank and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any Subsidiary of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agree to protect, indemnify, pay and save the Bank harmless from and against any and all liabilities, claims, losses, damages, costs and expenses which the Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than as a result of its gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction or (B) the failure of the Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. As between the
                      -------    --------
Borrower and the Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit application and agreements, the Bank shall not (except in the case of gross negligence of the Bank as determined by a final judgment of a court of competent jurisdiction) be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted to any party in connection with any party in connection with the application for and issuance of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of

Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part; (C) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit (other than conditions expressly stated in such Letter of Credit); (D) for errors, omissions, interruptions or delays in transmission or delivery of any message by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or in the proceeds thereof; (G) for the misapplication by the beneficiary of any Letter of Credit; and (H) for any consequence arising from any cause beyond the control of the Bank, including, without limitation, any act by a Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers under this Agreement.

          Section 10.4. Survival.  The obligations of the Borrower under
                        --------
Sections 3.1, 3.4 and 10.3 shall survive the repayment of the Loans, the satisfaction of reimbursement obligations under any L/C Documents and the termination of the Commitment.

          Section 10.5. Assignment; Participations.
                        --------------------------

               (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. The Bank may assign, or sell participations in, all or any part of any Loan to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Bank to the Borrower , the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were the Bank hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under Article 3 shall be determined as if the Bank had not sold such participation. The agreement executed by the Bank in favor of the participant shall not give the participant the right to require the Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the Bank. The Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that the Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information by execution of an Agreement substantially in the form of Exhibit F.

               (b) In addition to the assignments and participations permitted under paragraph (a) above, the Bank may assign and pledge all or any portion of its Loans and Note to (i) any affiliate of the Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

          Section 10.6. Notices.  Unless the party to be notified otherwise
                        -------
notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such party at its "Address for Notices" on the signature page of this Agreement. Notices shall be effective: (a) on the day on which delivered to such party in person, (b) on the first Banking Day after the day on which sent to such party by overnight courier, (c) if given by mail, 48 hours after deposit in the mails with first-class postage prepaid, addressed as aforesaid, and (d) if given by facsimile, cable or telex, when the facsimile, cable or telex is transmitted to the facsimile, cable or telex number as aforesaid; provided that notices to the Bank shall be effective upon receipt.

          Section 10.7. Setoff.  The Borrower agrees that, in addition to (and
                        ------
without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at the Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to the Bank under this Agreement or the Note which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower; provided that the Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

          SECTION 10.8.  JURISDICTION; IMMUNITIES.
          ---------------------------------------

               (A)  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION
               ----------------------------------------------------------------
OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY
- -------------------------------------------------------------------------------
OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR
- -----------------------------------------------------------------------------
THE NOTE, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT
- -------------------------------------------------------------------------------
OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE
- -------------------------------------------------------------------------------
OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND
- -----------------------------------------------------------------------------
ALL
- ---

PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH
- -------------------------------------------------------------------------
PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 10.6. THE BORROWER
- ------------------------------------------------------------------------------
AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE
- ----------------------------------------------------------------------
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR
- --------------------------------------------------------------------------------
IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION
- ------------------------------------------------------------------------------
TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH
- ---------------------------------------------------------------------------
STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY
- --------------------------------------------------------------------------------
ACTION OR PROCEEDING BROUGHT AGAINST THE BANK SHALL BE BROUGHT ONLY IN NEW YORK
- -------------------------------------------------------------------------------
STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. THE BORROWER
- ----------------------------------------------------------------------------
WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.
- ------------------------------------------

               (b) Nothing in this Section 10.8 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

               (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity to the fullest extent permitted by law in respect of its obligations under this Agreement and the Note.

          Section 10.9. Table of Contents; Headings.  Any table of contents and
                        ---------------------------
the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

          Section 10.10.Severability.  The provisions of this Agreement are
                        ------------
intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 10.11.Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          Section 10.12.Integration.  The Facility Documents set forth the
                        -----------
entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

          SECTION 10.13.  GOVERNING LAW.  THIS AGREEMENT SHALL BE  GOVERNED BY,
          ---------------------------------------------------------------------
AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW
- ----------------------------------------------------------------------------
YORK.
- ----

          Section 10.14.Confidentiality.  The Bank agrees (on behalf of itself
                        ---------------
and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Bank, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Bank , (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which the Bank is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the Bank a Confidentiality Agreement in substantially the form of Exhibit F hereto; and provided finally that in no event shall the Bank be obligated or required to return any materials furnished by the Borrower.

          Section 10.15.Treatment of Certain Information.  The Borrower (a)
                        --------------------------------
acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by the Bank or by one or more of its subsidiaries or affiliates and (b) acknowledges that information delivered to the Bank by the Borrower may be provided to each such subsidiary and affiliate.

          Section 10.16.Changes in Accounting Principles.
                        --------------------------------

               (a) If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 5.5 are hereafter occasioned by the promulgation of rules, regulations, pronouncements, or opinions of, or required by, the Financial Accounting Standards Review Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower's or any Subsidiary's fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement or any other Facility Document, or

               (b) If the Borrower, for reasonable business purposes, shall desire to change such accounting principles or the application thereof (which change shall be consistent with accounting principles then in effect pursuant to rules, regulations, pronouncements, or opinions or the Financial Accounting Standards Review Board of the American Institute of Certified Public Accountants) and such desired change would result in a change in the method of calculating any of the financial covenants, negative covenants or other terms and conditions found in this Agreement or any other Facility Document, then the parties hereto agree to enter into negotiations in order to amend such provisions and the definition of GAAP set forth in Section 1.1 so as to reflect equitably such changes with the desired result that the criteria for evaluating the financial condition and performance of the Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made.

          Section 10.17.Independence of Covenants.  All covenants hereunder
                        -------------------------
shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

          Section 10.18.Time of the Essence.  Time and punctuality shall be of
                        -------------------
the essence with respect to this instrument, but no delay or failure of the Bank to enforce any of the provisions herein contained and no conduct or statement of the Bank shall waive or affect any of the Bank's rights hereunder.

          SECTION 10.19.COMMERCIAL WAIVER.  THE BORROWER ACKNOWLEDGES THAT THE
                        -----------------
LOANS EVIDENCED BY THE NOTE ARE FOR COMMERCIAL PURPOSES AND WAIVES ANY RIGHT TO NOTICE AND HEARING UNDER SECTIONS 52-278a THROUGH 52-278n OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED AND AUTHORIZES THE ATTORNEY OF THE BANK, OR ANY SUCCESSOR THERETO, TO ISSUE A WRIT OF PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENTS, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAWS. THE BORROWER ACKNOWLEDGES THAT IT MAKES THESE WAIVERS AND THE WAIVERS CONTAINED IN SECTION 10.8 KNOWINGLY AND VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   PHYSICIANS HEALTH SERVICES, INC.



                                   By _______________________________
                                      Name:  James L. Elrod Jr.
                                      Title: Executive Vice President

                                   Address for Notices:

                                   120 Hawley Lane
                                   Trumbull, CT  06611-5343
                                   Attention:  Chief Financial Officer

                                   Facsimile No.:(203) 381-6683



                                   THE CHASE MANHATTAN BANK, N.A.


                                   By _______________________________
                                      A. Neil Sweeny
                                      Vice President

                                   Lending Office and Address for Notices:

                                   999 Broad Street, 2nd Floor
                                   Bridgeport, Connecticut  06604
                                   Facsimile No.: (203) 382-6573

                                   EXHIBIT A

                                PROMISSORY NOTE


$30,000,000

                                                                 June[___], 1996

          PHYSICIANS HEALTH SERVICES, INC. (the "Borrower"), a corporation organized under the laws of the State of Delaware, for value received, hereby promises to pay to the order of THE CHASE MANHATTAN BANK, N.A. (the "Bank") at the principal office of the Bank at One Chase Manhattan Plaza, New York, New York 10081, for the account of the appropriate Lending Office of the Bank, the principal sum of THIRTY MILLION DOLLARS ($30,000,000) or, if less, the amount loaned by the Bank to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

          The date and amount of each type of Loan made by the Bank to the Borrower under the Credit Agreement referred below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

          This is the Note referred to in, and is entitled to the benefits of, that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of even date hereof between the Borrower and the Bank and evidences the Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

          The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

          This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                              PHYSICIANS HEALTH SERVICES, INC.



                              By______________________________
                                James L. Elrod Jr.
                                Executive Vice President

                AMOUNT OF   TYPE OF    AMOUNT OF       BALANCE     NOTATION
     DATE         LOAN       LOAN       PAYMENT      OUTSTANDING      BY

                                   EXHIBIT B

                                                                June [___], 1996


The Chase Manhattan Bank, N.A.
999 Broad Street
Bridgeport, CT  06604
Attn:  A. Neil Sweeny

Re: Credit Agreement dated as of June [___], 1996 (the "Credit Agreement") between Physicians Health Services, Inc. and The Chase Manhattan Bank, N.A.

Ladies and Gentlemen:

          In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

          NAME (Typewritten)
          ------------------
          _________________________
          _________________________
          _________________________
          _________________________
          _________________________

          Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any facsimile which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

          You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

          Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

          We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.


                                   Very truly yours,

                                   PHYSICIANS HEALTH SERVICES, INC.



                                   By_________________________
                                     Name:
                                     Title:

                                   EXHIBIT C
                                   ---------

                    (Letterhead of counsel to the Borrower)

                                 [Closing Date]



The Chase Manhattan Bank, N.A.
One Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

          We have acted as counsel to Physicians Health Services, Inc. (the "Borrower") in connection with the execution and delivery of that certain Credit Agreement (the "Credit Agreement") dated as of June [___], 1996, between the Borrower and The Chase Manhattan Bank, N.A. (the "Bank"), and the other Facility Documents executed in connection therewith. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

          In connection with this opinion, we have examined executed copies of the Facility Documents and such other documents, records, agreements and certificates as we have deemed appropriate. We have also reviewed such matters of law as we have considered relevant for the purpose of this opinion.

          In stating our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures of parties other than the Borrower on original or certified copies, the authority of all persons signing any document on behalf of parties thereto other than the Borrower, the authenticity of documents submitted to us as originals and the conformity to authentic originals of all copies submitted to us as certified or conformed copies or photocopies.

          We have also assumed, for the purposes of the opinions expressed herein, that the parties to the Credit Agreement and the other Facility Documents, other than the Borrower, have the corporate power and authority to enter into and perform each of those documents and that each of those documents has been duly authorized, executed and delivered by each such other party.

          Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

               1. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

               2. The execution, delivery and performance by the Borrower of the Credit Agreement and the other Facility Documents is within the power of the Borrower, have been duly authorized by all necessary action, and do not: (a) require any consent or approval of the stockholders of the Borrower; (b) contravene the charter or by-laws of the Borrower; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the properties of the Borrower may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than in favor of the Administrative Agent on behalf of the Banks), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; (f) cause the Borrower to be in default under or contravene any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease, instrument or other agreements or instruments to which the Borrower is a party or by which its properties may be bound or affected.

               3. The Credit Agreement and each other Facility Document to which the Borrower is a party is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally. The Credit Agreement and each other Facility Document has been duly executed and delivered by the Borrower.

               4. To the best of our knowledge (after due inquiry), there are no pending or threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which, in any one case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               5. Neither the execution of the Credit Agreement, the making of any loans thereunder, nor the use made or proposed to be made of the proceeds of any loan thereunder constitutes or will constitute a violation of Regulation G, Regulation T, Regulation U or Regulation X promulgated by the Board of Governors of the Federal Reserve System.

               6. The Borrower is not entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process; provided, however, that this opinion is subject to (a) applicable bankruptcy,
- --------  -------
insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) the effect of consideration of overriding principles of public policy.

               7. The provisions of the Credit Agreement (without regard to the provisions thereof limiting the payment of interest or any sums thereunder to the highest rate permitted by applicable law) do not violate any applicable law of the State of New York relating to usury.

               8. To the best of our knowledge (after due inquiry), the Borrower is not in violation of any laws, ordinances, decrees, orders, governmental rules or regulations to which it is subject, nor has it failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or assets or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

               9. Neither the Borrower nor any of its Subsidiaries is: (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or
(c) subject to regulation under the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

          We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than those of the United States of America, the State of New York and the General Corporation Law of the State of Delaware (the "Jurisdictions"). To the extent that any opinion set forth herein relates to or is impacted by the law of any jurisdiction other than the Jurisdictions, we have (with your permission) assumed that the laws of such other jurisdiction are identical in all material respects to the laws of the State of New York. By expressing an opinion upon matters governed by laws other than the laws of the State of New York, we do not thereby assume any greater standard of liability hereunder than would be applicable if such opinion was based exclusively on New York laws.

          This opinion letter has been required of us in connection with your entering into the Credit Agreement with the Borrower. We acknowledge that this opinion is requested directly by the Bank, that the Borrower has caused this opinion to be rendered directly to the Bank and that the Bank is relying on the conclusions rendered in this opinion. This opinion is intended for the exclusive benefit of the Bank, and the benefit of its counsel, and no other person shall be entitled to rely hereon.


                                                  Very truly yours,

                                   EXHIBIT D
                                   ---------

                              NOTICE OF BORROWING
                              -------------------


                              ______________, 19__



The Chase Manhattan Bank, N.A.
999 Broad Street
Bridgeport,  CT  06604
ATTN:  A. Neil Sweeny


Ladies and Gentlemen:

          The undersigned, a duly authorized officer of Physician Health Services, Inc. refers to the Credit Agreement dated as of June [__], 1996 (the "Credit Agreement," the terms defined therein being used herein as therein defined), between Physician Health Services, Inc. and The Chase Manhattan Bank, N.A., and hereby gives you notice pursuant to Section 4.2 of the Credit Agreement that the undersigned hereby requests a Loan, and in that connection sets forth below the information relating to such Loan (the "Proposed Borrowing") as required by the Credit Agreement:

                         (i)    The Banking Day of the Proposed Borrowing is
_____________, 19__.

                         (ii)   The aggregate amount of the Proposed Borrowing
is US $___________________.


                         (iii)  The interest rate for the Proposed Borrowing is
(check one):

               ____    Variable Rate
               ____    Eurodollar Rate


          In accordance with Section 4.2 of the Credit Agreement, the undersigned hereby certifies that all representations and warranties of the Borrower contained in each Facility Document, including Article 5 of the Credit Agreement, are true and correct on the date hereof, and unless we otherwise notify you in writing, you may rely on the fact that such statements are true and correct on the day of the Proposed Borrowing before and after giving effect to such Proposed Borrowing and the application of the proceeds thereof, as though made on and as of such date. The undersigned also certifies that there has been no change in the business, management, operations, properties, prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries since the Closing Date which has had, or could reasonably be expected to have, a Material Adverse Effect.


                              Very truly yours,

                              PHYSICIANS HEALTH SERVICES, INC.


                              By _____________________________
                                  Name:
                                  Title:

                                   EXHIBIT E
                                   ---------
                            [Borrowers Letterhead]


Date:

To:       The Chase Manhattan Bank, N.A.

          Pursuant to the terms and conditions of the Credit Agreement, dated as of June [___], 1996, Physicians Health Services, Inc. and The Chase Manhattan Bank, N.A. (the "Credit Agreement") please be advised that:

          1.   The financial statements for the period ending
___________________ as required by Section 6.8 of the Credit Agreement are enclosed.

          2. [To the best of the undersigned officer's knowledge, no event has occurred and is continuing which constitutes a Default or an Event of Default.]/[An event which constitutes a Default or an Event of Default has occurred and is continuing, and:

               (a)  The nature of the event is as follows:

               (b) The action which is proposed to be taken with respect thereto is as follows:]


          3. The undersigned certifies that as of [date of end of quarter or year], the following information is true:

Section                                        Permitted/Required    Actual
- -------                                        ------------------    ------
8.1            Minimum Net Worth               $87,105,000


8.2            Leverage Ratio                  3.0 to 1.0

8.3            Interest Coverage Ratio         3.0 to 1.0

[show computations]

                              Very truly yours,

                                   EXHIBIT F
                                   ---------

                           CONFIDENTIALITY AGREEMENT

                                                                          [Date]

[Insert Name and
Address of Prospective
Participant or Assignee]

          Re: Credit Agreement dated as of June [__], 1996 between Physicians Health Services, Inc. and The Chase Manhattan Bank, N.A..

Dear _______________:

          As the Bank, party to the above-referenced Credit Agreement (the "Credit Agreement"), we have agreed with Physicians Health Services, Inc. (the
- -----------------
"Borrower"), pursuant to Section 10.14 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 10.14, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and
(B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for the Bank, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which you or the Bank is a party; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

          Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                        Very truly yours,

                                        The Chase Manhattan Bank, N.A.



                                        By:________________________________


The foregoing is agreed to
as of the date of this letter.


[Insert name of prospective
participant or assignee]


By:________________________________

                                 SCHEDULE 5.7

                                     Taxes


None

                                 SCHEDULE 5.8

                              Employment Matters


None

                                 SCHEDULE 5.9

                           Subsidiaries of Borrower

     NAME AND ADDRESS             INCORPORATION        PERCENTAGE OF OWNERSHIP
Physicians Health Services              CT                        100
of Connecticut, Inc.
Physicians Health Services              NY                        100
of New York, Inc.
Physicians Health Services              NJ                         80
of New Jersey, Inc.
Physicians Health                       DEL                       100
Insurance Services, Inc.
Physicians Health Services            Bermuda                     100
(Bermuda), Ltd.
PHS Investments, Inc.                   DEL                       100
PHS Insurance of                        CT                        100
Connecticut, Inc.
Physicians Health Services              NY                        100
Insurance of New York,
Inc.
PHS Real Estate, Inc.                   DEL                       100
PHS Real Estate II, Inc.                DEL                       100*

*100% owned by PHS Real Estate, Inc.

                                 SCHEDULE 5.10

                              Credit Arrangements


None

                                 SCHEDULE 5.12

                              Hazardous Materials


None

                                 SCHEDULE 5.17

                                 Partnerships


None

                                 SCHEDULE 5.19

                                   Insurance


See Attached List

                                 SCHEDULE 7.2

                                     Liens


None